Exhibit 99.1

MARINEMAX EXPANDS IN MIDWEST

~Acquires Minnesota Based Nisswa Marine~

~Further Strengthens Storage and Service Offerings~

CLEARWATER, FL, July 1, 2021 – MarineMax, Inc. (NYSE: HZO), the world’s largest recreational boat and yacht retailer, today announced the acquisition of Nisswa Marine (Nisswa), a full-service Midwest dealer located in Nisswa, Minnesota. Nisswa generated revenue of over $35 million in 2020. The acquisition is expected to be accretive in its first full year.

Founded in the 1930’s, Nisswa Marine is one of the oldest dealers in the country. Lead by Brent, Jeremy and Steve Wiczek, Nisswa Marine offers premium brands, including Mastercraft, Supra, Moomba, Chris Craft and Premier Pontoons. Providing storage for almost 1,000 boats annually, the business has built an exceptional reputation for its extensive service and storage operations. The Nisswa leadership team will continue to operate the business.

W. Brett McGill, Chief Executive Officer and President of MarineMax stated, "We have had a great relationship with the Wiczek Family and Nisswa Marine for many years. Our cultures share similar core values and passion for our customers and the boating lifestyle. This strategic acquisition further enhances our ability to serve the Minnesota area, while expanding our margins through their expansive storage operation. We are excited that the Wiczek family and their management team will continue to lead Nisswa’s future growth."

Brent J. Wiczek, President of Nisswa Marine, stated, "We have worked closely with MarineMax for many years. This combination will be beneficial for our mutual customers in Minnesota and the Nisswa Team. We are excited about continuing to drive the expansion of our business with the extensive resources of MarineMax."

~more~

About MarineMax

MarineMax is the world’s largest recreational boat and yacht retailer, selling new and used recreational boats, yachts and related marine products and services, as well as providing yacht brokerage and charter services. MarineMax has over 100 locations worldwide, including 77 retail dealership locations, including 30 marinas or storage operations. Through Fraser Yachts and Northrop and Johnson, it is also the largest super-yacht services provider, operating locations across the globe. MarineMax provides finance and insurance services through wholly owned subsidiaries and operates MarineMax Vacations in Tortola, British Virgin Islands. The Company also operates Boatyard, a pioneering digital platform that enhances the boating experience. MarineMax is a New York Stock Exchange-listed company (NYSE:HZO). For more information, please visit www.marinemax.com.

Forward Looking Statement

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include Nisswa Marine's shareholders remaining as operators after the closing; this acquisition enhancing the Company's ability to serve its customers in the Minnesota area, while expanding its gross margins; the future growth of Nisswa; the benefits of this transaction to customers and the Nisswa team; and the expansion of Nisswa's business. These statements are based on current expectations, forecasts, risks, uncertainties and assumptions that may cause actual results to differ materially from expectations as of the date of this release. These risks, assumptions and uncertainties include the Company’s abilities to reduce inventory, manage expenses and accomplish its goals and strategies, the quality of the new product offerings from the Company’s manufacturing partners, the impacts (direct and indirect) of COVID-19 on the Company’s business, the Company’s employees, the Company’s manufacturing partners, and the overall economy, general economic conditions, as well as those within our industry, the level of consumer spending, the Company’s ability to integrate acquisitions into existing operations, and numerous other factors identified in the Company’s Form 10-K for the fiscal year ended September 30, 2020 and other filings with the Securities and Exchange Commission.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
	Michael H. McLamb	Investors:
	Chief Financial Officer	Brad Cohen or Dawn Francfort
	727-531-1700	ICR, LLC.
	Media:	investorrelations@marinemax.com.
Abbey Heimensen
MarineMax, Inc.